Exhibit 16





April 15, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read Item 4 of Form 8-K dated April 15, 1996, of Value Property Trust and are in agreement with the statements contained in the third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                           /s/ Ernst & Young LLP






























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